Exhibit 99.1

BioTime, Inc. Reports First Quarter Results and Recent Corporate Accomplishments

Conference Call and Webcast Today at 4:30 p.m. Eastern Time

ALAMEDA, Calif--(BUSINESS WIRE)--May 10, 2017--BioTime, Inc. (NYSE MKT and TASE: BTX), a clinical-stage biotechnology company developing and commercializing products addressing degenerative diseases, today reported financial results for the first quarter ended March 31, 2017.

“At BioTime we are continuing to make meaningful clinical progress with our core development programs in Ophthalmology, Aesthetics and Therapeutics Delivery. We are generating an increasing amount of positive human data from our clinical trials that provide a solid foundation for our optimism,” said Adi Mohanty, Co-Chief Executive Officer. “We are excited to be announcing top line safety and efficacy data next month from our Renevia® pivotal trial in Europe. This week, we are presenting encouraging ophthalmic clinical trial data at ARVO from the OpRegen® trial in dry-AMD. Separately at ARVO, tomorrow we are presenting promising pre-clinical data in retinal restoration.”

“Our strategies for Simplification and Unlocking Value are moving forward with the formation of AgeX Therapeutics last month. AgeX is a new subsidiary that is doing exciting work in the field of Aging. BioTime has already successfully demonstrated its ability to create value by building subsidiary companies. Our publicly-traded affiliates Asterias and OncoCyte continue to report encouraging positive clinical data as they move their therapies for spinal cord injury and lung cancer diagnostics forward,” concluded Mr. Mohanty.

Highlights

Clinical Progress

Renevia® (adipose cells + cell delivery matrix)

  The schedule to read-out the Renevia top-line pivotal trial results was accelerated to June 2017. If the data are positive the Company plans to submit an application for CE Mark approval in Europe by year end, which could lead to approval and commercial launch in about a year.
  The ongoing pivotal clinical trial in Europe is assessing the efficacy and safety of Renevia in treating HIV-associated lipoatrophy (facial fat loss). The Company intends to conduct additional trials in the U.S. that target a broader $7 billion aesthetics market opportunity, which is consistent with the previously stated goal of indication and geographic expansion for Renevia.
  The trial in Europe is fully enrolled and continues to progress well with no safety related issues to date.

OpRegen® (retinal pigment epithelial cells)

  New positive clinical data on OpRegen were reported at the Annual Meeting of the Association for Research in Vision and Ophthalmology (ARVO) this week. The data show OpRegen cells engraft (remain in place) and possible evidence of a biological response. Should the data establish that OpRegen cells safely engraft and remain alive in the patient, then the Company believes OpRegen may have a higher probability of success when compared to molecular therapeutics. The treatment continues to be well-tolerated, which includes some patients with more than one year of follow-up.
  The data presented at ARVO is from the first and second cohorts of the ongoing Phase I/IIa clinical trial in the advanced form of dry-AMD. Patients from the second cohort, in which patients are receiving a higher and more clinically meaningful 200,000 cell dose, were included in the data.
  The Company anticipates DSMB review of cohort 2 by the end of the second quarter and, upon approval, to begin enrolling cohort 3 immediately, thereafter. Cohort 3 is expected to enroll more quickly due to reduced patient staggering requirements. The trial is being expanded to U.S. sites as previously announced.

AST-OPC1 (oligodendrocyte progenitor cells)

  In April, BioTime’s affiliate, Asterias (NYSE MKT: AST) announced that the Data Monitoring Committee (DMC) unanimously recommended continuation of the SCiStar Phase I/IIa clinical trial for AST-OPC1 following a review of the accumulated safety data. AST-OPC1 is for patients with spinal cord injury. Following positive results earlier this year in January, Asterias plans to initiate discussions with the FDA in mid-2017 to determine the most appropriate clinical and regulatory path forward for AST-OPC1.

Liquid Biopsy (lung cancer confirmatory test)

  BioTime’s affiliate, OncoCyte (NYSE MKT: OCX) is on track to be first to market with a lung cancer confirmatory liquid biopsy diagnostic test in the second half of this year. The test targets a market opportunity believed to exceed $4 billion annually.
  In preparation for commercialization, OncoCyte submitted its application for CLIA lab certification in late March. Earlier is month, OncoCyte established a Medical Advisory Committee to provide guidance and advice in several areas including commercialization, unmet clinical needs and future pipeline products. The committee is comprised of four recognized lung cancer experts.
  On May 22, 2017, results from OncoCyte’s 300-patient R&D validation study will be presented at the American Thoracic Society 2017 International Conference (ATS) in Washington, D.C. by Dr. Anil Vachani, and will be discussed on an investor call later that day.

Simplification and Unlocking Value

New Subsidiary AgeX Therapeutics, Inc.

  In April, BioTime announced the formation of AgeX Therapeutics, Inc. as a new subsidiary. AgeX will consolidate certain BioTime subsidiaries and programs in the field of interventional gerontology. Two of the objectives in forming AgeX are to: 1) quickly establish leadership in the emerging biotechnology field of Aging by accelerating development of its pluripotent cell and iTR™ assets; and 2) continue the implementation of BioTime’s strategy to simplify its corporate structure and operations as well as focus its resources on continued clinical development and product commercialization in Ophthalmology; Aesthetics and Delivery.

Value of Holdings in Public Affiliates

  At March 31, 2017, BioTime held common stock in publicly-traded affiliates valued at $161.3 million. This amount was the market value of BioTime’s 21.7 million shares in Asterias (NYSE MKT: AST) and 14.7 million shares in OncoCyte (NYSE MKT: OCX).

First Quarter Financial Results

Cash Position and Marketable Securities: Cash and cash equivalents totaled $23.8 million as of March 31, 2017, compared to $22.1 million as of December 31, 2016, which included OncoCyte’s cash and cash equivalents of $10.2 million.

Revenues: BioTime’s revenues are generated primarily from research grants, licensing fees and royalties, and subscription and advertising from the marketing of online database products. Total revenues were $0.4 million for the first quarter, compared to $2.1 million in the first quarter of 2016. Asterias’ total revenues included in 2016 were $1.6 million compared to no revenues in the first quarter of 2017 due to the deconsolidation in May 2016.

R&D Expenses: Research and development expenses were $6.5 million for the first quarter, compared to $13.7 million for the comparable period in 2016, a decrease of $7.2 million. This decrease was primarily attributable to the deconsolidation of Asterias in May 2016 and OncoCyte in February 2017. Asterias and OncoCyte combined, contributed to $7.4 million of the decrease in research and development expenses in the first quarter of 2017 as compared to 2016. This decrease was offset to some extent by an increase of $1.0 million in BioTime’s research and development programs, including OpRegen®, Renevia®, PureStem® progenitor and pluripotent cell lines, and orthopedic therapy.

G&A Expenses: General and administrative expenses were $5.1 million for the first quarter compared to $11.9 million for the comparable period in 2016. The $6.8 million decrease was primarily due to the deconsolidation of financial statements of Asterias and OncoCyte. The deconsolidation of these former subsidiaries contributed to $7.4 million of the total decrease. This decrease in our general and administrative expenses was offset by increases in BioTime’s general and administrative expenses amounting to $0.9 million primarily due to: an increase of $0.3 million in compensation and related expenses due to additional key personnel hires.

Cash used by BioTime tends to be higher in the first quarter due to payments of annual bonuses and other compensation related costs.

Net Income (loss) attributable to BioTime: Net income attributable to BioTime was $49.3 million, or $0.46 per basic and diluted common share for the three months ended March 31, 2017, compared to net loss of $17.1 million, or ($0.19) per basic and diluted common share. The 2017 net income attributable to BioTime was primarily due to the $71.7 million gain on deconsolidation of OncoCyte and $16.1 million gain recognized from the increase in the market value of the OncoCyte shares owned by BioTime from February 17, 2017, the date of deconsolidation, through the end of the quarter. These gains were offset by the $11.3 million loss in operations, $3.9 million in deferred income tax expenses, and $26.1 million loss recognized from the decrease in the market value of the Asterias shares owned by BioTime from December 31, 2016 to the end of the quarter. BioTime deconsolidated Asterias in May 2016.

Conference Call and Webcast Details

BioTime is hosting a conference call and webcast today, Wednesday, May 10, at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time to discuss the results and recent corporate developments.

The conference call dial-in number in the U.S./Canada is 1-877-407-0784. For international participants outside the U.S./Canada, the dial-in number is 1-201-689-8560. For all callers, please refer to the “BioTime, Inc. Conference Call.” The live webcast can be accessed on the “Events & Presentations” page of the “Investors & Media” section on the company’s website at http://www.biotimeinc.com/.

A replay of the conference call will be available for seven business days beginning about two hours after the conclusion of the live call, by calling toll-free from U.S./Canada: 1-844-512-2921; international callers dial 1-412-317-6671. Use the Conference ID 13661114. Additionally, the archived webcast will be available on the “Events & Presentations” page of the “Investors & Media” section on the company’s website at http://www.biotimeinc.com/.

About BioTime

BioTime, Inc. is a clinical-stage biotechnology company focused on developing and commercializing novel therapies developed from what the company believes to be the world’s premier collection of pluripotent cell assets. The foundation of BioTime’s core therapeutic technology platform is pluripotent cells that are capable of becoming any of the cell types in the human body. Pluripotent cells have potential application in many areas of medicine with large unmet patient needs, including various age-related degenerative diseases and degenerative conditions for which there presently are no cures. Unlike pharmaceuticals that require a molecular target, therapeutic strategies based on the use of pluripotent cells are generally aimed at regenerating or replacing affected cells and tissues, and therefore may have broader applicability than pharmaceutical products. BioTime also has significant equity holdings in two publicly traded companies, Asterias Biotherapeutics, Inc. and OncoCyte Corporation, which BioTime founded and which, until recently, were majority-owned consolidated subsidiaries of BioTime.

OpRegen is the lead product of BioTime’s ophthalmology subsidiary Cell Cure Neurosciences Ltd., a majority-owned subsidiary of BioTime, Inc. OpRegen is a registered trademark of Cell Cure Neurosciences Ltd.

BioTime common stock is traded on the NYSE MKT and TASE under the symbol BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime, Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. BioTime specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

To receive ongoing BioTime corporate communications, please click on the following link to join our email alert list: http://news.biotimeinc.com.

BIOTIME, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	March 31,
	2017	December 31,
	(Unaudited)	2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$23,816	$22,088
Available for sale securities	915	627
Trade accounts and grants receivable, net	206	446
Landlord receivable	-	200
Receivable from affiliates, net	2,807	511
Prepaid expenses and other current assets	1,513	1,777
Total current assets	29,257	25,649

Property, plant and equipment, net	4,992	5,529
Deferred license fees	90	118
Deposits and other long-term assets	977	1,031
Equity method investment in OncoCyte, at fair value	87,312	-
Equity method investment in Asterias, at fair value	73,942	100,039
Intangible assets, net	8,646	10,206
TOTAL ASSETS	$205,216	$142,572

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$6,947	$7,144
Capital lease liability, current portion	-	202
Promissory notes, current portion	124	99
Related party convertible debt, net of discount	1,070	833
Deferred license and subscription revenue, current portion	679	572
Total current liabilities	8,820	8,850

LONG-TERM LIABILITIES
Deferred revenues, net of current portion	231	308
Deferred rent liabilities, net of current portion	66	50
Lease liability	1,344	1,386
Capital lease, net of current and other liabilities	-	310
Related party convertible debt, net of discount	1,077	1,032
Promissory notes, net of current portion	95	120
Other long term liabilities	9	8
Deferred tax liability	3,877	-
TOTAL LIABILITIES	15,519	12,064

Commitments and contingencies

SHAREHOLDERS' EQUITY
Preferred shares, no par value, authorized 2,000 shares; none issued and outstanding as of March 31, 2017 and December 31, 2016	-	-
Common shares, no par value, 150,000 shares authorized; 110,860 shares issued and outstanding and 103,396 shares issued and 102,776 shares outstanding as of March 31, 2017 and December 31, 2016, respectively	333,997	317,878
Accumulated other comprehensive income (loss)	408	(738)
Accumulated deficit	(147,033)	(196,321)
Treasury stock at cost: no shares as of March 31, 2017; 620 shares as of December 31, 2016	-	(2,891)
BioTime, Inc. shareholders' equity	187,372	117,928
Non-controlling interest	2,325	12,580
Total shareholders' equity	189,697	130,508
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$205,216	$142,572

BIOTIME, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2017	2016

REVENUES:
Grant income	$11	$1,487
Royalties from product sales and license fees	110	200
Subscription and advertisement revenues	264	343
Sale of research products	5	43
Total revenues	390	2,073

Cost of sales	(57)	(225)

Gross profit	333	1,848

OPERATING EXPENSES:
Research and development	6,494	13,734
General and administrative	5,101	11,872
Total operating expenses	11,595	25,606
Loss from operations	(11,262)	(23,758)
OTHER INCOME/(EXPENSES):
Interest expense, net	(306)	(132)
BioTime’s share of losses in equity method investment in Ascendance Biotechnology, Inc.	-	(235)
Gain on deconsolidation of OncoCyte	71,697	-
Loss on equity method investment in Asterias at fair value	(26,097)	-
Gain on equity method investment in OncoCyte at fair value	16,142	-
Other income, net	727	128
Total other income/(expenses), net	62,163	(239)
INCOME (LOSS) BEFORE INCOME TAXES	50,901	(23,997)

Deferred income tax provision	(3,877)	-

NET INCOME (LOSS)	47,024	(23,997)

Net loss attributable to non-controlling interest	2,264	6,885

NET INCOME (LOSS) ATTRIBUTABLE TO BIOTIME, INC.	$49,288	$(17,112)

NET INCOME (LOSS) PER COMMON SHARE:
BASIC	$0.46	$(0.19)
DILUTED	$0.46	$(0.19)

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
BASIC	106,712	90,421
DILUTED	107,384	90,421

BIOTIME, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) attributable to BioTime, Inc.	$49,288	$(17,112)
Net loss allocable to non-controlling interest	(2,264)	(6,885)
Adjustments to reconcile net income (loss) attributable to BioTime, Inc. to net cash used in operating activities:
Gain on deconsolidation of OncoCyte	(71,697)	-
Unrealized loss on equity method investment in Asterias at fair value	26,097	-
Unrealized gain on equity method investment in OncoCyte at fair value	(16,142)	-
Depreciation expense, including amortization of leasehold improvements	216	429
Amortization of intangible assets	602	1,314
Stock-based compensation	1,026	3,373
Subsidiary shareholder expense for subsidiary warrants	-	3,125
Amortization of discount on related party convertible debt	253	65
Foreign currency remeasurement (gain) or loss and other	(829)	347
Deferred income tax provision	3,877	-
Deferred grant income	-	(243)
Changes in operating assets and liabilities:
Accounts and grants receivable, net	248	(36)
Receivables from affiliates, net of payables	231	-
Prepaid expenses and other current assets	338	(259)
Accounts payable and accrued liabilities	655	1,457
Other	3	112
Net cash used in operating activities	(8,098)	(14,313)

CASH FLOWS FROM INVESTING ACTIVITIES:
Deconsolidation of cash and cash equivalents of OncoCyte	(8,898)	-
Purchase of equipment and other assets	(205)	(583)
Restricted cash	-	(815)
Payments on construction in progress	-	(267)
Other	(51)	-
Cash used in investing activities	(9,154)	(1,665)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	20,125	-
Fees paid on sale of common shares	(1,345)	-
Proceeds from exercises of stock options	25	49
Reimbursement from landlord on construction in progress	200	567
Repayment of capital lease obligation	(31)	(17)
Net proceeds from sale of common shares of subsidiary	-	165
Proceeds from issuance of related party convertible debt	123	-
Net cash provided by financing activities	19,097	764

Effect of exchange rate changes on cash and cash equivalents	(117)	117

NET CHANGE IN CASH AND CASH EQUIVALENTS:	1,728	(15,097)
CASH AND CASH EQUIVALENTS:
At beginning of the period	22,088	42,229
At end of the period	$23,816	$27,132

CONTACT:
for BioTime, Inc.
Investor Contact:
Brian Moore, 310-770-0389
bmoore@evcgroup.com
or
Media Contact:
Gotham Communications, LLC
Bill Douglass, 646-504-0890
bill@gothamcomm.com